Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE SECOND fiscal quarter ENDED December 31, 2017

Reports quarterly revenues of $206.7 million;

Net revenues of $47.9 million; and

Adjusted EBITDA of $7.1 million

BELLEVUE, WA February 8, 2018 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multi-modal transportation services company, today reported financial results for the three and six months ended December 31, 2017.

Second Fiscal Quarter Financial Highlights (Quarter Ended December 31, 2017)

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Revenues were $206.7 million for the second fiscal quarter ended December 31, 2017, up $7.8 million or 3.9% compared to revenues of $198.9 million for the comparable prior year period. Sequentially, revenues were up $8.7 million or 4.4% compared to revenues of $198.0 million for the quarter ended September 30, 2017.

•

Net revenues were $47.9 million for the second fiscal quarter ended December 31, 2017, down $2.2 million, or 4.4% compared to net revenues of $50.1 million for the comparable prior year period. Sequentially, net revenues were up $1.8 million or 3.9% compared to net revenues of $46.1 million for the quarter ended September 30, 2017.

•

Net income attributable to common stockholders was $3.3 million, or $0.07 per basic and fully diluted share, compared to a net income of $2.1 million, or $0.04 per basic and fully diluted share for the comparable prior year period, including a one-time benefit of $2.3 million related to a re-measurement of deferred tax liabilities as a result of the recently enacted Tax Cuts and Jobs Act. Sequentially, net income improved up $3.0 million or 1000.0% compared to net income of $0.3 million for the quarter ended September 30, 2017.

•

Adjusted net income attributable to common stockholders was $3.6 million, or $0.07 per basic and fully diluted share for the second fiscal quarter ended December 31, 2017, compared to adjusted net income of $5.4 million, or $0.11 per basic and fully diluted share for the comparable prior year period. Sequentially, adjusted net income attributable to common stockholders was up $0.7 million or 24.1% compared to adjusted net income of $2.7 million for the quarter ended September 30, 2017. Periods are calculated by applying a normalized tax rate of 31% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA was $7.1 million for the second fiscal quarter ended December 31, 2017, down $1.8 million or 20.2% compared to adjusted EBITDA of $8.9 million for the comparable prior year period. Sequentially, adjusted EBITDA was up $0.6 million or 9.2% compared to adjusted EBITDA of $6.5 million for the quarter ended September 30, 2017.

CEO Comments

“We are pleased to report improving results for the quarter led by progress in our Canadian operations,” said Bohn Crain, Founder and CEO. “We posted Adjusted EBITDA of $7.1 million on revenues of $206.7 million and net revenues of $47.9 million for the quarter ended December 31, 2017. On a sequential quarterly comparison, revenues of $206.7 million, up $8.7 million or 4.4%; net revenues of $47.9 million, up $1.8 million or 3.9%; adjusted net income of $3.6 million, up $0.7 million or 24.1%; and adjusted EBITDA of $7.1 million, up $0.6 million or 9.2%, over the quarter ended September 30, 2017. Although margin pressures felt across our industry as a result of extreme capacity and pricing swings over the past twelve months have led to less favorable year over year comparisons, we believe we are well positioned and beginning to benefit from a more favorable market environment given the healthy economy, high freight demand and tight capacity. In addition, we continue to see strong demand for our Canada-based materials management and distribution solutions offering and believe our strategic decision to bundle value added logistics solutions with our core transportation service offering will continue to gain momentum moving forward.”

“We are also a beneficiary of the recently enacted Tax Cuts and Jobs Act (the “Act”). The primary impact of the Act in fiscal year 2018 is a reduction of the Company’s federal statutory tax rate from 35.0% to 28.1% which is the average of our rate of 35.0% for the first half of fiscal 2018 and 21.0% for the second half of fiscal 2018. Given that we have historically been a full cash tax payer, these reduced tax rates will positively impact both our after tax free cashflow as well as our earnings per share. Commencing with quarter ending September 30, 2018 we will begin to recognize the full benefit of the new federal tax rate of 21.0%. When we overlay the impact of state and other taxes, we have historically had an all-in effective tax rate of 36%. We are estimating an all-in average effective rate of rate of 31.0% through the fiscal year ending June 30, 2018 and an estimated all-in effective rate of 25.0% commencing with the quarter ending September 30, 2018.

Crain Continued: “We also continue to make meaningful progress on the technology front and have expanded the pilot of our new SAP-based transportation management system to four of our company-owned operating locations: Phoenix, Detroit, Los Angeles and Minneapolis. With four of our company-owned locations now providing domestic forwarding services using SAP-TM we are excited to get user feedback and continue to refine the system in anticipation of beginning to roll the system out to our agency locations later this year. As we have previously discussed, we believe our ongoing investment in technology provides us with a unique opportunity to deliver a state-of-the-art technology platform for our strategic operating partners and the end customers that we serve. At the same time, our new technology set will enable a number of productivity initiatives to stream-line our back-office processes and accelerate the realization of back-office cost synergies associated with existing and future acquisitions and can ultimately help facilitate revenue synergies across the platform.”

Second Fiscal Quarter Ended December 31, 2017 – Financial Results

For the three months ended December 31, 2017, Radiant reported net income attributable to common stockholders of $3.3 million on $206.7 million of revenues, or $0.07 per basic and fully diluted share, including a one-time benefit of $2.3 million related to a re-measurement of deferred tax liabilities as a result of the recently enacted Tax Cuts and Jobs Act. For the three months ended December 31, 2016, Radiant reported net income attributable to common stockholders of $2.1 million on $198.9 million of revenues, or $0.04 per basic and fully diluted share.

For the three months ended December 31, 2017, Radiant reported adjusted net income attributable to common stockholders of $3.6 million, or $0.07 per basic and fully diluted share. For the three months ended December 31, 2016, Radiant reported adjusted net income attributable to common stockholders of $5.4 million, or $0.11 per basic and fully diluted share.

For the three months ended December 31, 2017, Radiant reported Adjusted EBITDA of $7.1 million, compared to $8.9 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $7.1 million and $9.2 million for the three months ended December 31, 2017 and 2016, respectively.

Six Months Ended December 31, 2017 – Financial Results

For the six months ended December 31, 2017, Radiant reported net income attributable to common stockholders of $3.6 million on $404.7 million of revenues, or $0.07 per basic and fully diluted share, including a one-time benefit of $2.3 million related to a re-measurement of deferred tax liabilities as a result of the recently enacted Tax Cuts and Jobs Act. For the six months ended December 31, 2016, Radiant reported net income attributable to common stockholders of $3.4 million on $394.0 million of revenues, or $0.07 per basic and fully diluted share.

For the six months ended December 31, 2017, Radiant reported adjusted net income attributable to common stockholders of $6.5 million or $0.13 per basic and fully diluted share. For the six months ended December 31, 2016, Radiant reported adjusted net income attributable to common stockholders of $9.8 million or $0.20 per basic and fully diluted share.

For the six months ended December 31, 2017, Radiant reported Adjusted EBITDA of $13.6 million, compared to $16.2 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $13.6 million and $17.0 million for the six months ended December 31, 2017 and 2016, respectively.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, February 8, 2018 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, February 8, 2018 at 4:30 PM Eastern
DIAL-IN	US (877) 407-8031; Intl. (201) 689-8031
REPLAY	February 9, 2018 at 9:30 AM Eastern to February 22, 2018 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 25017)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	December 31,	June 30,
	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$4,476	$5,808
Accounts receivable, net of allowance of $2,006 and $1,599, respectively	122,900	116,327
Employee and other receivables	215	251
Income tax deposit	1,677	432
Prepaid expenses and other current assets	6,354	6,902
Total current assets	135,622	129,720

Technology and equipment, net	16,131	15,227

Acquired intangibles, net	70,113	74,729
Goodwill	65,389	66,779
Deposits and other assets	3,218	3,085
Total long-term assets	138,720	144,593
Total assets	$290,473	$289,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$82,680	$85,490
Commissions payable	11,202	10,843
Other accrued costs	4,646	4,778
Current portion of notes payable	3,527	3,382
Current portion of contingent consideration	2,400	4,130
Current portion of transition and lease termination liability	1,300	1,210
Other current liabilities	332	143
Total current liabilities	106,087	109,976

Notes payable, net of current portion	44,174	37,040
Contingent consideration, net of current portion	2,625	5,790
Transition and lease termination liability, net of current portion	402	804
Deferred rent liability	940	857
Deferred tax liability	7,538	10,826
Other long-term liabilities	884	782
Total long-term liabilities	56,563	56,099
Total liabilities	162,650	166,075

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,375,185 and 49,177,215 shares issued, and 49,283,387 and 49,085,417 shares outstanding, respectively	31	30
Additional paid-in capital	117,445	116,172
Treasury stock, at cost, 91,798 shares	(253)	(253)
Retained earnings	11,043	7,397
Accumulated other comprehensive income (loss)	(530)	65
Total Radiant Logistics, Inc. stockholders’ equity	127,737	123,412
Non-controlling interest	86	53
Total stockholders’ equity	127,823	123,465
Total liabilities and stockholders’ equity	$290,473	$289,540

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Revenues	$206,714	$198,881	$404,691	$394,014
Cost of transportation	158,846	148,757	310,675	294,881
Net revenues	47,868	50,124	94,016	99,133

Operating partner commissions	19,528	22,957	39,220	46,308
Personnel costs	14,909	12,954	28,902	25,732
Selling, general and administrative expenses	6,856	5,569	13,704	11,350
Depreciation and amortization	3,567	3,028	7,142	6,034
Transition and lease termination costs	—	385	107	862
Change in contingent consideration	190	806	(110)	1,056
Total operating expenses	45,050	45,699	88,965	91,342

Income from operations	2,818	4,425	5,051	7,791

Other income (expense):
Interest income	9	6	16	11
Interest expense	(811)	(620)	(1,582)	(1,259)
Foreign exchange gain (loss)	(55)	188	(139)	388
Other	96	116	226	310
Total other expense:	(761)	(310)	(1,479)	(550)

Income before income tax expense	2,057	4,115	3,572	7,241

Income tax benefit (expense)	1,840	(1,489)	1,214	(2,741)

Net income	3,897	2,626	4,786	4,500
Less: Net income attributable to non-controlling interest	(56)	(16)	(117)	(28)

Net income attributable to Radiant Logistics, Inc.	3,841	2,610	4,669	4,472
Less: Preferred stock dividends	(511)	(511)	(1,023)	(1,023)

Net income attributable to common stockholders	$3,330	$2,099	$3,646	$3,449

Other comprehensive income:
Foreign currency translation gain (loss)	210	317	(595)	540
Comprehensive income	$4,107	$2,943	$4,191	$5,040

Net income per common share - basic and diluted	$0.07	$0.04	$0.07	$0.07

Weighted average shares outstanding:
Basic shares	49,174,789	48,789,684	49,130,167	48,825,598
Diluted shares	50,711,153	49,799,686	50,677,053	49,667,041

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA,
Adjusted EBITDA and Normalized Adjusted EBITDA

(unaudited)

As used in this report, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 31% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, legal costs and non-recurring costs.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, lease termination costs, extraordinary items, share-based compensation expense, legal costs, non-recurring costs, material management and distribution (“MM&D”) start-up costs, write off of loan fees, impairment of acquired intangible assets and foreign exchange losses or gains. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of net income to adjusted net income:	2017	2016	2017	2016
Net income attributable to common stockholders	$3,330	$2,099	$3,646	$3,449
Adjustments to net income (loss):
Income tax expense (benefit)	(1,840)	1,489	(1,214)	2,741
Depreciation and amortization	3,567	3,028	7,142	6,034
Change in contingent consideration	190	806	(110)	1,056
Lease termination costs	—	22	107	25
Acquisition related costs	20	71	98	216
Litigation costs	54	77	79	113
Non-recurring costs	—	8	—	14
Amortization of loan fees	61	79	123	159
Transition costs associated with acquisitions	—	363	—	818

Adjusted net income before income taxes	5,382	8,042	9,871	14,625

Provision for income taxes at 31% before preferred dividend requirement	(1,827)	(2,651)	(3,377)	(4,851)

Adjusted net income	$3,555	$5,391	$6,494	$9,774

Adjusted net income per common share - basic and diluted	$0.07	$0.11	$0.13	$0.20

Weighted average shares outstanding:
Basic shares	49,174,789	48,789,684	49,130,167	48,825,598
Diluted shares	50,711,153	49,799,686	50,677,053	49,667,041

	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of net income to normalized adjusted EBITDA	2017	2016	2017	2016
Net income attributable to common stockholders	$3,330	$2,099	$3,646	$3,449
Preferred stock dividends	511	511	1,023	1,023

Net income attributable to Radiant Logistics, Inc.	3,841	2,610	4,669	4,472
Income tax expense (benefit)	(1,840)	1,489	(1,214)	2,741
Depreciation and amortization	3,567	3,028	7,142	6,034
Net interest expense	802	614	1,566	1,248

EBITDA	6,370	7,741	12,163	14,495

Share-based compensation	380	329	730	660
Change in contingent consideration	190	806	(110)	1,056
Acquisition related costs	20	71	98	216
Litigation costs	54	77	79	113
Non-recurring costs	—	8	—	14
Lease termination costs	—	22	107	25
MM&D start-up costs	63	—	410	—
Foreign exchange loss (gain)	55	(188)	139	(388)

Adjusted EBITDA	7,132	8,866	13,616	16,191
Transition costs	—	363	—	818
Normalized adjusted EBITDA	$7,132	$9,229	$13,616	$17,009
Adjusted EBITDA as a % of Net Revenues	14.9%	17.7%	14.5%	16.3%
Normalized Adjusted EBITDA as a % of Net Revenues	14.9%	18.4%	14.5%	17.2%